Exhibit 23.1

Consent of Ernst and Young LLP, Independent Auditors

“We consent to the incorporation by reference in the Registration Statement on Form S-8 of Commerce One, Inc. (File No. 333-64932) of our report dated January 18, 2002, with respect to the consolidated financial statements and financial statement schedule of Commerce One, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.”

/s/ Ernst & Young LLP

April 1, 2002